Exhibit 10(b)

FURNITURE BRANDS INTERNATIONAL, INC.
RESTRICTED STOCK PLAN FOR OUTSIDE DIRECTORS
AMENDED AND RESTATED

    1.        Purpose.   The purpose of this Restricted Stock Plan for Outside Directors (the “Plan”) is to attract and retain the best qualified individuals to serve on the Board of Directors (the “Board”) of Furniture Brands International, Inc. (the “Company”) and to align their compensation as members of the Board with the interests of the stockholders of the Company by partially compensating them with shares of the common stock of the Company (“Shares”) which are restricted in accordance with the terms and conditions of this Plan.

    2.        Eligibility.   Any member of the Board who is not an employee of the Company or any subsidiary of the Company (an “Outside Director”) shall be eligible to participate in the Plan.

    3.        Shares.   Each Outside Director who is elected at or who continues in office after the meeting of the Board held on July 29, 1997, and each Outside Director who is elected at or who continues in office after each annual meeting of the stockholders of the Company held after July 29, 1997 or has been designated by the Board to fill a vacancy on the Board, shall be entitled to receive Shares with a value of $55,000, determined as of the date of the purchase of such Shares, or in such other amounts as the Board shall from time to time determine; provided however, that should the Outside Director fail to serve for one year from that date the Shares shall be forfeited by such Outside Director. After the end of such one-year period, payment shall be deferred pursuant to the provisions of this Plan.

    4.        Maximum Number of Shares.   The maximum aggregate number of Shares that may be issued pursuant to this Plan is 200,000. The maximum number of Shares, as well as any Shares held in the account pursuant to Section 5 hereof, may be appropriately and equitably adjusted by the Committee for any change in the Company’s capital structure resulting from stock dividends, stock splits, spin-offs, combination or exchange of shares, reclassification, reorganization, merger, consolidation, recapitalization and similar matters affecting the Company’s capital structure. The determination of the Committee shall be final and conclusive in this regard.

    5.        Custody of Shares.   During the term of the Outside Director’s tenure, the Shares shall be held in an uncertificated account by the Company’s transfer agent in the name of each Outside Director. Any dividends declared on the common stock of the Company shall be likewise held in the uncertificated account by the Company’s transfer agent in the name of each Outside Director, and shall be used to purchase additional shares of common stock, which said shares shall be held in the sub-account. All shares held under this Plan shall be voted by the Company’s transfer agent pursuant to instructions received from the Company.

    6.        Payment of Awards.   Provided that the other terms and conditions of this Plan have been fulfilled, on the business day after the date the Outside Director ceases to be a director of the Company the Shares will be distributed to the Outside Director free and clear of any of the restrictions set forth in this Plan, and the Shares will become the sole property of such Outside Director. At that time, the Company shall report as ordinary income to the Outside Director the amount of the fair market value of the stock on the date of distribution.

    7.        Amendment and Termination.   This Plan may be amended or terminated by the Board at any time provided, however, that any such amendment or termination shall not affect the rights of an Outside Director with respect to Shares he or she is already entitled to receive.

    8.        Miscellaneous.   (a) Nothing contained herein shall entitle an Outside Director to continue in office nor limit the authority of the Board to recommend that any Outside Director not be re-elected to the Board.

        (b)   Neither Shares nor interests in the custody account may be sold, transferred, assigned, pledged, or alienated during the term of the respective Outside Director’s tenure. Subject to the provisions of Subsection (d) of this section, the payment of Shares to the Outside Director hereunder shall be made from assets which shall continue for all purposes, to be a part of the general, unrestricted assets of the Company; no person shall have any interest in any such assets by virtue of the provisions of this Plan. The Company’s obligation hereunder shall be an unfunded and unsecured promise to pay money in the future. To the extent that any person acquires a right to seek payment from the Company under the provisions hereof, such right shall be no greater than the right of any unsecured general creditor of the Company; no such person shall have nor acquire any legal or equitable right, interest or claim in or to any property or assets of the Company.

        (c)  Notwithstanding the preceding subsection, each Outside Director shall have the right to designate beneficiaries who are to succeed to his or her Shares. The beneficiary of said Shares may, with the consent of the Company, be designated in the name of a personal revocable trust established by such Outside Director; provided however, that all of the terms of this Plan shall be binding upon the trustee of any such trust.

        (d)  The Company shall not be required to issue or deliver a certificate for Shares distributable pursuant to this Plan unless the issuance of such certificate complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended and in effect from time to time or any successor statute, the Securities and Exchange Act of 1934 and the requirements of the exchanges, if any, on which the Shares may, at the time, be listed.

        (e)  The Plan shall be construed and administered in accordance with the laws of the State of Delaware.

    9.        Effective Date and Term of the Plan. The Plan is hereby amended and restated as of January 27, 2005; however, the Plan, as amended and restated, will only become effective if approved by the Company stockholders, as required by law, at the 2005 annual meeting of stockholders on April 28, 2005. This Plan shall continue until April 27, 2015, unless it is terminated earlier by the Board.